Jul 1, 2019
Landec CEO Establishes Priorities for Increasing Profits
Dr. Albert Bolles Takes Swift Action Within First 30 days to Drive Profitability

SANTA CLARA, Calif., July 01, 2019 (GLOBE NEWSWIRE) -- Landec Corporation (Nasdaq: LNDC), a diversified health and wellness company, with two operating businesses, Curation Foods, Inc. and Lifecore Biomedical, Inc., today released its strategy for sustained profitable growth. Dr. Albert Bolles, Landec’s new chief executive officer, announced the proactive steps the company has taken in his first 30 days in office to achieve Landec’s short-term and long-term financial goals.
“Our mission to develop and deliver innovative profitable products will not change,” stated Bolles. “Specifically, the Curation Foods business unit will continue to focus on providing access to 100% clean, plant-based foods to as many people as possible in a way that respects people and preserves the planet. Lifecore Biomedical will continue to grow its highly differentiated contract development and manufacturing organization (CDMO) by partnering with clients to translate their innovations into FDA-approved products for clinical and commercial success.”

Bolles Shares His Forward-Looking, Action Plan To Drive Profitable Growth
With a focus on improving profitability in the Curation Foods business, Bolles outlined strategic pillars for growth:
Focus: Manage fewer, high-impact projects that will drive positive EBIDTA growth.
Innovation: Commitment to the consumer with on-trend plant-based food with 100% clean-ingredients from Curation Foods’ core platforms: Eat Smart® salads and green beans, Cabo Fresh® and Yucatan® avocado products, and O Olive Oil & Vinegar® premium artisan products.
Productivity: Deliver ongoing savings by creating a culture of trust, respect and continuous improvement by clarifying people’s roles and building highly-accountable, productive teams.
Operational Excellence: Commitment to the customer by implementing an enterprise-wide operations management system to improve efficiencies throughout the supply chain and operations, with a concentration on network optimization. Initial focus will be on the integration and improvement of Yucatan and Cabo Fresh operations in Mexico.
Sustainability: As a mission-based company, continuing to institute and follow business practices that respect people and the planet as part of everyday culture through evolving goals and publishing achievements, will further differentiate the company in the market.
“We transformed our food business from a packaged, fresh vegetable company to a higher-margin, natural foods business. Curation Foods’ existing mission paves the way for future growth. The actions we have taken in the last 30 days will focus the business and accelerate profitability,” said Bolles. “Specifically within the Curation Foods business, we’re streamlining our projects pipeline and allocating our capital expenditures to support the success of a few select projects, tightening our operational practices for improved productivity, and placing a renewed emphasis on people, specifically employees, customers and consumers. These important steps will strengthen our business, and ultimately, have a positive impact on our bottom line.”

Bolles Takes Immediate Steps to Bolster Food Business
Bolles has taken the following swift actions in support of Curation Foods’ strategic pillars in his first 30 days in office:
Brand Focus: Immediately discontinued the Now Planting® brand, re-packaged its GreenLine® green bean food service products to the Eat Smart brand and closed the EatSmart@home ecommerce business.
Operational Optimization: Launched an internal network optimization project focused on logistics and resource consolidation across all operations and locations. The first action was closing and putting up for sale the Curation Foods offices in San Rafael, CA and designating the Santa Maria offices as the new headquarters where Bolles will be located.
Strategic Hires: Hired a new senior vice president of supply chain, Tim Burgess, whose initial focus will be on improving operations, driving efficiencies and reducing costs.

Financial Impact of these Changes on Fiscal 2019
None of the above mentioned changes impacted revenues in fiscal 2019. Revenues in the Curation Foods business are expected to grow approximately 5% in fiscal 2019, which is near the low-end of its guided range. The Lifecore business remains on track to deliver 16% revenue growth in fiscal 2019, which is at the high-end of the previously guided range, with a strong product development pipeline.
“These immediate actions to realign and simplify our Curation Foods business in order to reduce future costs, coupled with severance and other related expenses, will result in the company recording a non-recurring after tax charge of approximately $3.8 million or $0.13 per share during the fourth quarter of fiscal 2019. Excluding these non-recurring charges and any other non-recurring charges that might result from finalizing our fiscal 2019 financial results, Landec would have met the low-end of its fiscal 2019 fourth quarter earnings per share expectations of $0.12 to $0.15,” stated Greg Skinner, Landec’s chief financial officer. “Under the leadership of new CEO Albert Bolles, these decisions will set up Curation Foods, and more broadly Landec, for profitable growth in fiscal 2020 and beyond while having a positive impact on operating cash flow and the balance sheet.”

About Landec Corporation
Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Curation Foods, Inc. and Lifecore Biomedical, Inc.Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels throughout North America. Curation Foods is able to maximize product freshness through its geographically dispersed family of growers, refrigerated supply chain and patented BreatheWay® packaging technology. Curation Foods brands include Eat Smart® fresh packaged vegetables and salads, O Olive Oil & Vinegar® premium artisan products, and Yucatan® and Cabo Fresh® avocado products. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of difficult to manufacture pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the company, visit Landec’s website at www.landec.com.

Important Cautions Regarding Forward-Looking Statements
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company's new products in the market place, weather conditions that can affect the supply and price of produce, the timing of regulatory approvals, the ability to successfully integrate Yucatan Foods into the Landec Curation Foods business, the mix between domestic and international sales, and the risk factors listed in the Company’s Form 10-K for the fiscal year ended May 27, 2018 (See item 1A: Risk Factors) which may be updated in Part II, Item 1A Risk Factors in the Company’s Quarterly Reports on Form 10-Q. As a result of these and other factors, the Company expects to continue to experience significant fluctuations in quarterly operating results and there can be no assurance that the Company will remain consistently profitable. The Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

Contact Information:

At the Company:	Investor Relations:
Gregory S. Skinner	Jeff Sonnek
Executive Vice President and CFO	(646) 277-1263
(650) 261-3677	Jeff.Sonnek@ICRINC.com

Media Inquiries:
Leigh Lehman
Current Global
(310) 967-3409
llehman@currentglobal.com